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                        IN THE UNITED STATES DISTRICT COURT
                         FOR THE MIDDLE DISTRICT OF FLORIDA
                                   TAMPA DIVISION

NUMED HOME HEALTH        )
CARE, INC.,              )
                         )    Case No. 98-2354-CIV-T-17F
          Plaintiff,     )
                         )    (Dispositive Motion)
     v.                  )
                         )
TURKEY VULTURE FUND      )
XIII, LTD.,              )
                         )
          Defendant.     )

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  MEMORANDUM IN SUPPORT OF DEFENDANT TURKEY VULTURE FUND XIII, LTD.'S MOTION
                            FOR SUMMARY JUDGMENT

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     NuMed Home Health Care, Inc. filed this lawsuit alleging that Turkey
Vulture Fund XIII, Ltd. violated Section 13(d) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78m(d), by failing to amend its Schedule 13D with information regarding its acquisition of additional NuMed stock and its plans to seek changes in NuMed's management and By-Laws at a stockholders' meeting originally scheduled for December 28, 1998.

     The only substantive relief sought by NuMed is: i) the entry of a "temporary and permanent injunction requiring the Turkey Vulture Fund to file an amendment



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to the Schedule 13D" and ii) a temporary injunction preventing Turkey Vulture from exercising voting rights and soliciting proxies "during the pendency of this lawsuit and an appropriate 'cooling-off' period, which will permit the investing public to have a reasonable amount of time to digest any amendment to the Schedule 13D ordered by this Court." SEE Complaint at PARA 16.

     As set forth below, NuMed's claims are moot. On November 24, 1998, Turkey Vulture cured any alleged deficiencies in its Schedule 13D by filing an Amendment disclosing its acquisition of additional stock and its plans to solicit proxies in favor of various changes at an upcoming stockholders' meeting. The need for any "cooling-off" period has been obviated by NuMed's unilateral decision to postpone the stockholders' meeting for 31 days, from December 28, 1998 to January 28, 1999.

     Under the circumstances, NuMed has already obtained all the relief it could have hoped for in this action. There are no disputed facts, and Turkey Vulture is entitled to judgment as a matter of law.

I.   FACTUAL BACKGROUND

     Plaintiff NuMed Home Health Care, Inc. is a publicly-traded Nevada corporation engaged in the business of providing home health care services. Defendant Turkey Vulture Fund XIII, Ltd. is an Ohio limited liability company engaged in the business of buying, selling and holding all types of securities and investment instruments. Richard M. Osborne is Turkey Vulture's sole Manager. Since 1996, Turkey Vulture has acquired in excess of 563,500 shares of NuMed


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stock, comprising approximately 11% of the outstanding voting stock of the
Company. This amount includes 55,000 shares acquired on December 2, 1998. SEE Affidavit of Richard M. Osborne at PARAS 2-4, attached to this Memorandum.

     In keeping with its legal obligations, Turkey Vulture has made various submissions to the Securities and Exchange Commission to document its acquisition of NuMed stock. In particular, Turkey Vulture made the following submissions:

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        Filing                          Date                 Disclosure

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
 Schedule 13D                   December 23, 1996     Ownership of 340,000
                                                      shares of NuMed stock

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 Schedule 13D Amendment No. 1   January 28, 1997      Ownership of 390,000
                                                      shares of NuMed stock
 Schedule 13D Amendment No. 2   April 9, 1997         Ownership of 485,000
                                                      shares of NuMed stock

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 Schedule 13D Amendment No. 3   November 24, 1998     Ownership of 508,500
                                                      shares of NuMed stock;
                                                      intention to seek
                                                      election of new Board of
                                                      Directors and changes in
                                                      By-Laws
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

SEE Osborne Affidavit at PARA 5.

     This case was precipitated by the efforts of Turkey Vulture Fund to reverse NuMed Home Health Care's financial free-fall by voting its own shares -- and soliciting proxies and votes from other stockholders -- in favor of certain changes to NuMed's management and By-Laws. Although NuMed's By-Laws and Nevada law require that a stockholders' meeting be held annually for the election of directors, NuMed has failed to hold an annual meeting since March 29, 1996. After repeated


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demands from Turkey Vulture for over a year -- and even litigation over the matter -- NuMed management finally succumbed and scheduled a stockholders' meeting for December 28, 1998. SEE Osborne Affidavit at PARA 7.

     In anticipation of that meeting, on November 12, 1998, Richard Osborne organized the Committee for a New NuMed and submitted to the SEC a Preliminary Proxy Statement disclosing his beneficial ownership of Turkey Vulture's 508,500 shares of NuMed stock and the Committee's intention to seek various changes to NuMed's management and By-Laws at the upcoming stockholders' meeting. On the basis of that filing, NuMed filed this lawsuit claiming that Turkey Vulture had failed to amend its Schedule 13D to include this information. SEE Osborne Affidavit at PARA 8.

     As the above chart demonstrates, Turkey Vulture's ownership of 508,500 shares and its intent to seek changes in NuMed's management and By-Laws were a matter of public record ALMOST TWO WEEKS BEFORE NuMed filed its Complaint charging that the Fund's failure to amend Schedule 13D deprived the investing public of that material information. More to the point, the very next day after Turkey Vulture's counsel received a copy of the Complaint -- on November 24, 1998 -- Turkey Vulture filed the very Amendment to Schedule 13D which NuMed now asks the Court to force Turkey Vulture to make. SEE Osborne Affidavit at PARA 5.

     Turkey Vulture obviated one item of relief NuMed seeks here by filing Amendment No. 3 to its Schedule 13D, and NuMed employed "self-help" to obtain for itself the second item of relief -- a "cooling-off" period -- by announcing on November 23, 1998 that the December 28, 1998 stockholders' meeting would be


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delayed until January 28, 1999. SEE Osborne Affidavit at PARA 10. This
additional 31 days in advance of the stockholders' meeting is more than sufficient for investors to absorb the information contained in Turkey Vulture's November 12, 1998 Preliminary Proxy Statement and the November 24, 1998 Amendment No. 3 to its Schedule 13D.

II.  LAW AND ARGUMENT

     Summary judgment must be granted if there is no genuine issue as to any material fact and the movant is entitled to judgment as a matter of law. Fed. R.Civ. P. 56(c). The facts material to this motion are set forth in the Affidavit of Richard M. Osborne, but, due to the nature of Plaintiff's claims, are also matters of public record contained in various documents filed with the Securities and Exchange Commission.

     The sole question governing this motion is whether Turkey Vulture's filing of Amendment No. 3 to its Schedule 13D obviates any relief which
Section 13(d) might bestow on NuMed for alleged deficiencies in the Fund's required disclosures. As explained below, judgment must be granted in favor of Turkey Vulture.

A.   NUMED HAS NO RIGHT TO RELIEF UNDER SECTION 13(d)

     NuMed claims a violation of its rights under Section 13(d) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78m(d) and Rule 13d-1(a) of the Securities Exchange Commission. Section 13(d) obligates investors to reveal the following information in a Schedule 13D when a purchase of stock gives them at least five-percent of a company's outstanding shares:

     1)   the number of shares they have come to own;


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          2)   their identity and background;
          3)   the nature of their ownership of the shares;
          4)   the means by which they acquired the shares;
          5) the existence of any plans to acquire control of the issuer to effect some significant change in its structure; and
          6) any arrangement they have made with others regarding the issuer's securities or the conduct of its business.


15 U.S.C. Section 78m(d).

     1. SECTION 13(d) SERVES EXCLUSIVELY TO PROTECT SHAREHOLDERS' RIGHT TO KNOW THE PERTINENT FACTS

     Section 13(d) serves to illuminate large aggregations of stock that signal "potential shift[s] in corporate control." SEA CONTAINERS, LTD. V. STANA AB, 741 F. Supp. 231, 233 (D.D.C., AFF'D, 890 F.2d 1205 (D.C. Cir.
1989). The provision "was designed SOLELY to get [this] needed information to the investor." FLORIDA COMMERCIAL BANKS V. CULVERHOUSE, 772 F.2d 1513, 1515 (11th Cir. 1985) (emphasis added). In keeping with this principle, "shareholder protection" constitutes the exclusive rationale underlying
Section 13(d). BNS, INC. V. KOPPERS CO., 683 F. Supp. 458, 467 (D. Del.
1988).

     2. CORRECTIVE DISCLOSURE REPRESENTS THE SOLE RELIEF TO WHICH NUMED IS ENTITLED

     While issuers of stock such as NuMed have standing to sue under Section 13(d), they may assert such claims only to vindicate the interests of investors by obtaining an injunction requiring full and fair disclosure. SEE ICN PHARMACEUTICALS, INC. V. KAHN, 2 F.3d 484 (2d Cir. 1993); UNIVERSAL CONTAINER CORP. V. HORWITZ, [1977-1978 Transfer Binder] Fed. Sec. L. Rep.
(CCH) PARA 96,161 at 92,242 (S.D.N.Y.


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Sept. 6, 1977).

     The provision is not intended to be a weapon that companies can use to thwart an investor's accumulation of stock or his use of that stock to effect corporate change. RONDEAU V. MOSINEE PAPER CORP., 422 U.S. 49, 58 (1975). To the contrary, an issuer of stock may sue under Section 13(d) solely for the purpose of ensuring "that a complete and accurate ... 13D is filed in accordance with the statute." NEWELL CO. V. VERMONT AM. CORP., 725 F. Supp. 351, 382 (N.D. Ill. 1982). Given Section 13(d)'s singular policy of protecting stockholders, even issuers that succeed in proving "misleading statements" at most become entitled to "a curative disclosure." PANTRY PRIDE, INC. V. ROONEY, 598 F. Supp. 891, 900 (S.D.N.Y. 1984).

     Purchasers satisfy both the letter and spirit of Section 13(d) when such a revised filing reports all of the information purportedly omitted from the original submission. TREADWAY CO. V. CARE CORP., 638 F.2d 357, 380 (2d Cir.
1980). Such an amendment extinguishes any claim the company might have had, since it entails the total relief available to such entities under Section 13(d). GEARHART INDUS., 741 F.2d 707, 715-716 (5th Cir. 1984). In the event that the defendant's conduct causes pecuniary loss, only shareholders -- not the issuer -- may sue for damages. SEE RONDEAU, 422 U.S. at 60.

     3.   TECHNICAL VIOLATIONS WILL NOT SUPPORT A CLAIM UNDER SECTION 13(d)

     "The function of the court in enforcing [Section 13(d)] is not to engage in exhaustive nitpicking." NEWELL CO. V. VERMONT AM. CORP., 725 F. Supp. 351, 382


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(N.D. Ill 1982). Technical or "de minimis violations ... constitute an
INADEQUATE basis" to support a company's claims under this provision. TREADWAY CO. V. CARE CORP., 490 F. Supp. 660, 664 (S.D.N.Y.), AFF'D, 638 F.2d 357 (2d Cir. 1980) (emphasis added).

     As already note, investors satisfy both the letter and spirit of Section 13(d) when a revised filing reports all of the information supposedly omitted from the original Schedule. TREADWAY CO. V. CARE CORP., 638 F.2d at 380. Accordingly, once a purchaser substantially complies with pertinent disclosure requirements, companies no longer have any basis to pursue relief under this provision. CITIZENS FIRST BANKCORP V. HARRELD, 559 F. Supp. 867 (W.D. Ky. 1982).

     NuMed's complaint alleges that facts disclosed on Turkey Vulture's Preliminary Proxy Statement were not also disclosed on an amendment to its
Schedule 13D. This is a purely technical violation, because the information was already a matter of public record, and was cured the day after the Complaint was filed.

     4. ONLY THE THREAT OF "IRREPARABLE HARM" WILL JUSTIFY A "COOLING-OFF" PERIOD UNDER SECTION 13(d)

     Relief beyond compliance with the reporting requirements -- such as the imposition of a "cooling-off" period -- is justified only if the petitioner can show irreparable harm in the absence of such relief. RONDEAU, 422 U.S. at
61. The threat of irreparable harm cannot relate to the detriment that an allegedly defective Schedule imposes upon "management's resistance" to the defendant's acquisition of


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stock. GEARHART INDUS., 741 F.2d at 715. Instead, the harm  must entail some significant impairment of the shareholders' disclosure rights that Section 13(d) serves to protect. DAN RIVER, INC. V. ICAHN, 701 F.2d 278 (4th Cir.
1983).

     In this case, the investing public has had full disclosure of Turkey Vulture's acquisitions of stock and its intentions with respect to the December 28, 1998 stockholders' meeting since November 24, 1998 at the latest and November 12, 1998 at the earliest. With its own postponement of the meeting by 31 days, NuMed cannot possibly claim irreparable harm from a lack of full and fair disclosure. Where corrective disclosure has been made under these circumstances, "[t]here is ... no precedent for a cooling-off period." CHROMALLOY AM. CORP. V. SUN CHEMICAL CORP., 611 F.2d 20 (8th Cir. 1979).

     Moreover, courts eschew any lengthy "cooling-off" period because of the risk that it goes beyond corrective disclosure and serves in addition to punish the investor whose activities are inhibited. "Such punishment ....
contravenes the purpose behind federal securities laws." PABST BREWING CO. V. JACOBS, 549 F. Supp. 1068 (D. Del. 1982). In light of Turkey Vulture's corrective disclosures and the amount of time before the stockholders' meeting, NuMed can demonstrate no irreparable harm and no entitlement to any additional "cooling-off" period.

           5. SECTION 13(d) DOES NOT PROVIDE FOR AN AWARD OF ATTORNEY'S FEES OR COSTS

     In addition to its other claims for relief, NuMed seeks an award of attorney's fees and costs. Section 13(d) makes no provision for these items of damage and the


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Complaint is devoid of any other allegations pursuant to which such an award could be made. CHAMPION PARTS, INC. V. OPPENHEIMER & CO., 878 F.2d 1003, 1006 (7th Cir. 1989).

B.   NUMED'S CLAIMS UNDER SECTION 13(d) ARE MOOT

     Developments may occur during the pendency of litigation that eliminate any current need for judicial resolution of the contested issues. SEE CHILES
V. THORNBURGH, 865 F.2d 1197 (11th Cir. 1989). Claims thus become moot if "interim ... [events] completely and irrevocably eradicated the effects of the alleged violation" attributed to the defendants. COUNTY OF LOS ANGELES V. DAVIS, 440 U.S. 625, 631 (1979); REICH V. OCCUPATIONAL SAFETY AND HEALTH REVIEW COM'N, 102 F.3d 1200 (11th Cir. 1997). As these authorities dictate, the plaintiff is not entitled to proceed with its case when the legal or factual basis for the cause of action no longer exists. Since NuMed has obtained all the relief it has asked for - beyond even that to which it is entitled - its claims are moot and the Complaint should be dismissed.

III. CONCLUSION

     The amended Schedule 13D filed by Turkey Vulture fully alerted NuMed stockholders to the matters supposedly concealed from the market as of the time Turkey Vulture filed its Preliminary Proxy Statement with the SEC. Since this amendment embodies the full breadth of relief available, NuMed's claim under Section 13(d) has become moot. By the same token, NuMed's claim for a "cooling-off" period in advance of the December 28, 1998 stockholders' meeting has been satisfied by the postponement of that meeting until January 28, 1999, ample time for


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investors to absorb the matters disclosed in Turkey Vulture's November
24, 1998 amendment to its Schedule 13D. Judgment should be granted in Turkey Vulture's favor.

                         Respectfully submitted,
                         /s/ Ernest J. Marquart
                         --------------------------------------------
                         C. Philip Campbell, Jr. (Fla. Bar No. 160973) Ernest J. Marquart (Fla. Bar No. 905860)
                         SHUMAKER, LOOP & KENDRICK, LLP
                         Suite 2800
                         101 East Kennedy Boulevard
                         Tampa, Florida 33602
                         (813) 229-7600
                         (813) 229-1660 (Fax)

                         JOSHUA R. COHEN (OHIO ST. BAR REG.      32368)
                         JAMES B. ROSENTHAL (OHIO ST. BAR REG. 62872)
                         KOHRMAN JACKSON & KRANTZ P.L.L.
                         1375 East Ninth Street
                         20th Floor
                         Cleveland, Ohio 44114
                         (216) 696-8700
                         (216) 621-6536 (Fax)

                         Attorneys for Defendant Turkey Vulture
                           Fund XIII, Ltd.


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